EXHIBIT 99.1

Investor Contact: Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448 - 9700 xenonics@xenonics.com
Xenonics Reports Fiscal 2007 Financial Results
CARLSBAD, CALIFORNIA — December 19, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in high-intensity illumination and high-definition night vision technologies, today announced financial results for fiscal 2007 in line with previous guidance, and reaffirmed its outlook for the first quarter of fiscal 2008 announced on December 11, 2007.
For the twelve months ended September 30, 2007, revenue increased to $4,984,000 compared to $4,833,000 for fiscal 2006. The net loss for fiscal 2007 was $4,034,000, or $0.22 per share. Results for fiscal 2007 included approximately $2.6 million in non-cash and one-time charges, consisting of approximately $1.1 million of non-cash option-related expense, and one-time charges of approximately $1.5 million related to the start-up of SuperVision manufacturing as well as legal and severance costs. For fiscal 2006, Xenonics reported a net loss of $1,488,000.
At September 30, 2007, Xenonics reported working capital of $4,527,000, including cash of $2,388,000, and stockholders’ equity of $4,742,000. Xenonics has no debt.
As previously announced, for the first quarter of fiscal 2008 ending December 31, 2007, Xenonics expects to be profitable on revenue of approximately $3.4 million. In comparison, for the first quarter of fiscal 2007, Xenonics reported a net loss of $406,000 on revenue of $916,000.
Conference Call
Xenonics has scheduled a conference call at 11:00 a.m. EST that morning to discuss its results for the quarter. The dial in number is (866) 510 — 0676, and the passcode is 13019939. A simultaneous webcast of the conference call can be accessed from the Investor Relations link at www.xenonics.com. A replay will be available after 1:00 p.m. EST at this same Internet addresses. For a telephone replay, dial (888) 286-8010, passcode 33677727, after 1:00 p.m. EST.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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#4469
2236 Rutherford Road Suite 123 Carlsbad, CA 92008
(760) 448 9700 fax (760) 438 1184 www.xenonics.com email xenonics@xenonics.com

XENONICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	September 30,
	2007	2006
Rounded in thousands, except per share amount	(audited)
Revenues	$4,984,000	$4,833,000

Cost of goods sold	2,366,000	2,048,000

Gross profit	2,618,000	2,785,000

Selling, general and administrative	6,007,000	3,714,000
Engineering, research and development	713,000	576,000

Loss from operations	(4,102,000)	(1,505,000)

Other income (expense), net:
Interest income	71,000	26,000
Interest expense	(1,000)	(4,000)
Other (expense) income	—	(3,000)

Loss before provision for income taxes	(4,032,000)	(1,486,000)

Income tax provision	2,000	2,000

Net loss before minority interest	(4,034,000)	(1,488,000)
Minority interest	—	—

Net loss	$(4,034,000)	$(1,488,000)

Net loss per share: Basic and diluted	$(0.22)	$(0.09)

Weighted average shares outstanding
Basic and diluted	18,016,000	16,044,000

XENONICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET

September 30,
2007
Rounded in thousands	(audited)
Assets

Current Assets:
Cash	$2,388,000
Accounts receivable, net	305,000
Inventories, net	2,635,000
Other current assets	365,000

Total Current Assets	5,693,000
Equipment, furniture and fixtures, net	215,000

Total Assets	$5,908,000

Liabilities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$892,000
Accrued expenses	123,000
Accrued payroll and related taxes	151,000

Total Current Liabilities	1,166,000

Shareholders’ Equity:
Preferred shares, $0.001 par value, 5,000,000	—
shares authorized, 0 shares issued and outstanding
Common shares, $0.001 par value, 50,000,000
shares authorized, 19,952,000 and 19,839,000 shares issued	20,000
Additional paid-in capital	23,341,000
Accumulated deficit	(18,313,000)

5,048,000
Less treasury stock, at cost, 113,000 shares	(306,000)

Total Shareholders’ Equity	4,742,000

Total Liabilities and Shareholders’ Equity	$5,908,000